UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2008 (February 29, 2008)

HOLLY ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas (Address of principal executive offices)	75201-6915 (Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Pipelines and Tankage Agreement
     On February 29, 2008 in connection with the closing of the transactions contemplated by the Purchase and Sale Agreement (the “Purchase and Sale Agreement”), dated as of February 25, 2008, among Holly Corporation (“Holly”) and Holly Energy Partners, L.P. (the “Partnership,” and together with Holly, the “Parties”), the Parties entered into a 15-year pipelines and tankage agreement (the “Agreement”). The Agreement may be extended by the mutual agreement of the Parties, provided that the Party desiring to extend the Agreement provides the other Party with at least 12 months written notice of its request to extend the Agreement. In the event the Agreement is terminated without renewal, Holly will have a limited right of first refusal for one year following such termination to enter into a new agreement with the Partnership on commercial terms that substantially match the terms offered to the Partnership by a third-party. Holly will also have a right of first refusal to purchase the pipelines and tankage assets should the Partnership decide to sell them in the future. All capitalized terms not defined herein have the meaning assigned to them in the Agreement.
     Under the Agreement, Holly agrees to ship (1) on the crude oil trunk pipelines an amount of crude oil in the aggregate having a quantity and consistency that will produce revenue to the Partnership in an amount at least equal to $13,552,450 annually; (2) on the crude oil gathering pipelines an amount of crude oil in the aggregate that will produce revenue to the Partnership in an amount at least equal to $8,688,750 annually; (3) on the Woods Cross Pipelines an amount of crude oil and refined product that will, in the aggregate, produce revenue to the Partnership in an amount at least equal to $730,000 annually; and (4) on the Roswell Products Pipeline an amount of refined product in the aggregate that will produce revenue to the Partnership in an amount at least equal to $35,000 per quarter (collectively, the “Minimum Pipeline Revenue Commitment”). The amount of the tariffs will be adjusted upward on July 1 of each year commencing on July 1, 2008, by an amount equal to the percentage change, if any, between the two immediately preceding calendar years, in the FERC Oil Pipeline Index. If that index is no longer published, Holly and the Partnership shall negotiate in good faith and agree on a new index that gives comparable protection from inflation and the same method of adjustment for increases in the new index will be used to calculate increases in the Minimum Pipeline Revenue Commitment.
     During the term of the Agreement, Holly shall pay the Partnership throughput fees associated with certain refinery tankage in the amount of $184,000 per month (the “Tankage Revenue Commitment”) in exchange for the Partnership providing to Holly 613,333 barrels per month of crude oil storage capacity at the refinery tankage. The amount of the Tankage Revenue Commitment will be adjusted upward on July 1 of each year commencing on July 1, 2008, by an amount equal to the percentage change, if any, between the two immediately preceding calendar years, in the FERC Oil Pipeline Index. If that index is no longer published, Holly and the Partnership shall negotiate in good faith and agree on a new index that gives comparable protection from inflation and the same method of adjustment for increases in the new index will be used to calculate increases in the Tankage Revenue Commitment.
     At Holly’s request, the Partnership will be required to use its commercially reasonable efforts to transport by pipeline for Holly each month during the term of the Agreement: (i) 79,000 bpd of crude oil on the crude oil trunk pipelines; (ii) (A) from the Effective Date until the fifth anniversary of the Effective Date, 50,000 bpd of crude oil on the crude oil gathering pipelines; (B) from the fifth anniversary of the Effective Date until the tenth anniversary of the Effective Date, 47,500 bpd of crude oil on the crude oil gathering pipelines; and (C) from the tenth anniversary of the Effective Date until the expiration of the term of the Agreement, 45,000 bpd of crude oil on the crude oil gathering pipelines; (iii) transport on the Woods Cross pipelines at least 8,000 bpd of crude oil and refined product; and (iv) to transport on the Roswell Products Pipeline at least 36,000 bpq of refined product.

     If Holly fails to meet its Minimum Pipeline Revenue Commitment or Tankage Revenue Commitment in any quarter, it will be required to pay to the Partnership a deficiency payment upon the later of: (a) ten days after their receipt of notice of such deficiency and (b) 30 days following the end of the related contract quarter. If disagreements regarding any deficiency payment cannot be resolved among the Parties within 30 days following the payment of such deficiency payment, the parties shall submit any and all disputed matters to arbitration in accordance with the terms of the Agreement.
     Holly will, during the period that commences on the Effective Time and ends 5 years thereafter (the “Initial Tank Inspection Period”), reimburse the Partnership for the actual costs incurred by the Partnership in performing the first regularly scheduled API 653 inspection conducted after the Effective Time of the tanks included within the tankage assets (the “Initial Tank Inspections”), and any repairs or tests or consequential remediation that may be required to be made to such tankage assets as a result of any discovery made during the Initial Tank Inspections; provided, however, that (i) Holly is not obligated to reimburse the Partnership for any costs associated with or arising from any inspection of Relocated Tank 437 or Replacement Tank 439, and (ii) upon expiration of the Initial Tank Inspection Period, all of the obligations of Holly relating to the Initial Tank Inspections shall terminate, except that the Initial Tank Inspection Period shall be extended if, and only to the extent that (a) inaccessibility of the tankage assets during the Initial Tank Inspection Period caused the delay of an Initial Tank Inspection originally scheduled to be performed during the Initial Tank Inspection Period, and (b) Holly received notice from the Partnership regarding such delay at the time it occurred.
     If new laws or regulations are enacted that require the Partnership to make capital expenditures with respect to the pipeline and tankage assets, the Partnership may amend the tariff rates to recover its costs of complying with these new laws or regulations (including a reasonable rate of return). The Parties will be required to negotiate in good faith to mitigate the costs associated with any such new laws and to determine the amount of the new tariff rate.
     Either Party may temporarily suspend its obligations under the Agreement during the occurrence of an event that is outside its control and renders its performance impossible for at least 30 days. An event with a duration of longer than one year will allow either of the Parties to terminate the Agreement.
     Pursuant to the Agreement, Holly will not challenge, or cause others to challenge or assist others in challenging the Partnership’s tariff rates for the term of the Agreement. At the termination of the Agreement, Holly will be free to challenge, or to cause others to challenge or assist others in challenging, the Partnership’s tariff rates.
     During the term of the Agreement, the Partnership will not reverse the direction of any pipeline asset without Holly’s consent. Holly has the right to reverse the direction of the pipeline assets, so long as it reimburses the Partnership for the additional costs and expenses the Partnership incurs as a result of changing the direction of the pipeline assets and pays a flow reversal rate of $0.40 per barrel for any product shipped in a reversed direction on the pipeline assets. Such flow reversal rates will be adjusted each year at a rate equal to the percentage change in the producer price index.
     Holly’s obligations under the Agreement will not terminate if Holly and its affiliates no longer own the Partnership’s general partner. The Agreement may be assigned to a third party with the prior written consent of the non-assigning Party, provided such consent will not be unreasonably withheld. The Parties may also assign the Agreement to an affiliate or a third party lender or debt holder without the prior written consent of the non-assigning Party.
     The description of the Agreement herein is qualified by reference to the copy of the Agreement, filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.

Mortgages and Deeds of Trust
     On February 29, 2008 in connection with the closing of the transactions contemplated by the Purchase and Sale Agreement (the “Closing”), two of the Partnership’s wholly-owned subsidiaries, HEP Pipeline, L.L.C. and HEP Woods Cross, L.L.C. (the “HEP Subsidiaries”), which, following the Closing, own the pipeline and tankage assets transferred pursuant to the Purchase and Sale Agreement (the “Pipeline and Tankage Assets”), entered into six separate mortgages and deeds of trust (the “Mortgages”) for the benefit of Holly (one Mortgage for each of the six counties in which the pipeline and tankage assets are located). The Mortgages grant Holly a second priority lien on the assets to secure the Partnership’s performance under the Agreement. In the event that the HEP Subsidiaries default on their obligations under the Mortgages, Holly has the right, subject to the rights of the Partnership’s senior lenders under (i) their respective first-lien mortgages and (ii) the subordination and non-disturbance agreements entered into between Holly and the Partnership’s senior lenders, to take possession of and/or operate the Pipeline and Tankage Assets and to appoint a receiver for the Pipeline and Tankage Assets. Events of default under the Mortgages include (i) the failure of the HEP Subsidiaries to perform their obligations under the Mortgages, (ii) the Partnership’s failure to perform specified obligations under the Agreement and (iii) certain bankruptcy-related events. The Partnership also agreed to protect the lien status of the Mortgages and not to further encumber the assets except for certain customary permitted encumbrances, which include liens in favor of the Partnership’s senior lenders.
     The description of the Mortgages herein is qualified by reference to the copies of the Mortgages, filed as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 to this report, which are incorporated by reference into this report in their entirety.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On February 29, 2008, the Partnership completed the acquisition of the Pipeline and Tankage Assets (the “Acquisition”) from Holly pursuant to the terms of the Purchase and Sale Agreement and the documents related thereto. The Pipeline and Tankage Assets primarily consist of certain crude oil trunk lines and gathering lines, product and crude oil pipelines and tankage that service Holly’s Lovington and Artesia, New Mexico refining facilities and Woods Cross refining facilities, near Salt Lake City, Utah, as well as a leased jet fuel terminal. The crude oil trunk line assets consist of the Lovington Delivery System, which is an 80 mile system composed of five separate pipelines that service the Lovington refining facility and several associated crude oil storage tanks, and the Artesia Delivery System, which is a 56 mile system composed of eight separate pipelines that service the Artesia refining facility and several associated crude oil storage tanks. The crude gathering operations are located in West Texas and Southeast New Mexico and consist of 47 miles of crude gathering pipelines, over 675 miles of lease connection pipelines, and an additional 22 crude oil tanks. The products pipeline assets consist of a 36 mile pipeline currently dedicated to jet fuel transportation between the Artesia refining facility and a leased jet fuel terminal at Roswell, New Mexico, a 4 mile pipeline dedicated to transporting refined products from the Woods Cross refining facility to the Chevron Pipeline, and a 2 mile pipeline currently dedicated to transporting refined products from the Woods Cross refining facility to the Pioneer Pipeline. The assets also include a 4 mile pipeline dedicated to crude oil transportation from the Chevron Pipeline to the Woods Cross refining facility. The leased jet fuel terminal that is included in the pipeline and tankage assets is leased from the City of Roswell pursuant to a lease agreement expiring in September 2011 that may be renewed for an additional five year term.
     The purchase price was $180 million, which consisted of approximately $171 million in cash and common units of the Partnership valued at approximately $9 million. On February 25, 2008, Holly

Energy Partners — Operating, L.P., as the Borrower (the “Borrower”), the Guarantors party thereto, Union Bank of California, N.A., as the Administrative Agent (the “Agent”), and the Banks party thereto (the “Banks”), entered into that certain Agreement and Amendment No. 1 to Amended and Restated Credit Agreement (the “Amendment”) which amended certain terms of the Amended and Restated Credit Agreement among the Borrower, the Agent and the Banks dated as of August 27, 2007. The Amended and Restated Credit Agreement was used to finance the cash payment of $171 million for the Acquisition.
     The consideration for the Acquisition was determined pursuant to negotiations between Holly and the conflicts committee of the Partnership, which is comprised solely of independent outside directors.
     In addition to the relationship between the Parties created under the Agreement, Holly owns 7,000,000 subordinated units and 290,000 common units of the Partnership, representing a 46% ownership interest in the Partnership, including the 2% general partner interest, by which Holly indirectly owns and controls the general partner of the Partnership. Additionally, the Parties have certain commercial relationships as further described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2007.
     Historically, the Pipeline and Tankage Assets that the Partnership has acquired from Holly have been operated as part of its more extensive transportation, terminalling, crude oil and refined and intermediate products operations. As a result, Holly did not maintain separate financial statements for these assets.
Item 9.01 Financial Statements and Exhibits.

10.1	—	Pipelines and Tankage Agreement, dated as of February 29, 2008 among Holly Corporation, Navajo Pipeline Co., L.P., Navajo Refining Company, L.L.C., Woods Cross Refining Company, L.L.C., Holly Energy Partners, L.P., Holly Energy Partners — Operating, L.P., HEP Pipeline, L.L.C., and HEP Woods Cross, L.L.C.

10.2	—	Mortgage, Line of Credit Mortgage and Deed of Trust, dated February 29, 2008, by HEP Pipeline, L.L.C. for the benefit of Holly Corporation.

10.3	—	Mortgage, Line of Credit Mortgage and Deed of Trust, dated February 29, 2008, by HEP Pipeline, L.L.C. for the benefit of Holly Corporation.

10.4	—	Mortgage, Line of Credit Mortgage and Deed of Trust, dated February 29, 2008, by HEP Pipeline, L.L.C. for the benefit of Holly Corporation.

10.5	—	Mortgage and Deed of Trust, dated February 29, 2008, by HEP Pipeline, L.L.C. for the benefit of Holly Corporation.

10.6	—	Mortgage and Deed of Trust, dated February 29, 2008, by HEP Pipeline, L.L.C. for the benefit of Holly Corporation.

10.7	—	Fee and Leasehold Deed of Trust, dated February 29, 2008, by HEP Woods Cross, L.L.C. for the benefit of Holly Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.
By:	HEP Logistics Holdings, L.P.
its General Partner

By:	Holly Logistic Services, L.L.C. its General Partner
	By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

Date: March 6, 2008

EXHIBIT INDEX

Exhibit
Number		Exhibit Title

10.1	—	Pipelines and Tankage Agreement, dated as of February 29, 2008, among Holly Corporation, Navajo Pipeline Co., L.P., Navajo Refining Company, L.L.C., Woods Cross Refining Company, L.L.C., Holly Energy Partners, L.P., Holly Energy Partners — Operating, L.P., HEP Pipeline, L.L.C., and HEP Woods Cross, L.L.C.

10.2	—	Mortgage, Line of Credit Mortgage and Deed of Trust, dated February 29, 2008, by HEP Pipeline, L.L.C. for the benefit of Holly Corporation.

10.3	—	Mortgage, Line of Credit Mortgage and Deed of Trust, dated February 29, 2008, by HEP Pipeline, L.L.C. for the benefit of Holly Corporation.

10.4	—	Mortgage, Line of Credit Mortgage and Deed of Trust, dated February 29, 2008, by HEP Pipeline, L.L.C. for the benefit of Holly Corporation.

10.5	—	Mortgage and Deed of Trust, dated February 29, 2008, by HEP Pipeline, L.L.C. for the benefit of Holly Corporation.

10.6	—	Mortgage and Deed of Trust, dated February 29, 2008, by HEP Pipeline, L.L.C. for the benefit of Holly Corporation.

10.7	—	Fee and Leasehold Deed of Trust, dated February 29, 2008, by HEP Woods Cross, L.L.C. for the benefit of Holly Corporation.